Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

Medical Properties Trust, Inc.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008
Income (Loss) From Continuing Operations Before Income Taxes	$75,235		$14,469		$3,316		$23,230		$8,774
Fixed Charges	60,011		58,964		40,814		37,685		42,447
Amortization of Capitalized Interest	227		204		204		204		204
Capitalized Interest	(1,596)		(896)		(63)		—		—
Earnings	$133,877		$72,741		$44,271		$61,119		$51,425
Interest Expense/Debt Refinancing Costs	$58,243		$58,026		$40,704		$37,651		$42,405
Portion of Rent Related to Interest	172		42		47		34		42
Capitalized Interest	1,596		896		63		—		—
Fixed Charges	$60,011		$58,964		$40,814		$37,685		$42,447
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$60,011		$58,964		$40,814		$37,685		$42,447
Ratio of Earnings to Fixed Charges	2.23	x	1.23	x	1.08	x	1.62	x	1.21	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.23	x	1.23	x	1.08	x	1.62	x	1.21	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.

Computation of Ratio of Earnings to Fixed Charges

MPT Operating Partnership, L.P.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008
Income (Loss) From Continuing Operations Before Income Taxes	$75,235		$14,486		$3,391		$23,293		$8,774
Fixed Charges	60,011		58,964		40,814		37,685		42,447
Amortization of Capitalized Interest	277		204		204		204		204
Capitalized Interest	(1,596)		(896)		(63)		—		—
Earnings	$133,877		$72,758		$44,346		$61,182		$51,425
Interest Expense/Debt Refinancing Costs	$58,243		$58,026		$40,704		$37,651		$42,405
Portion of Rent Related to Interest	172		42		47		34		42
Capitalized Interest	1,596		896		63		—		—
Fixed Charges	$60,011		$58,964		$40,814		$37,685		$42,447
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$60,011		$58,964		$40,814		$37,685		$42,447
Ratio of Earnings to Fixed Charges	2.23	x	1.23	x	1.09	x	1.62	x	1.21	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.23	x	1.23	x	1.09	x	1.62	x	1.21	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.